Exhibit 99.1

Consolidated Financial Statements

The Container Store Group, Inc.

As of June 27, 2026 and March 28, 2026

For the Thirteen Weeks Ended June 27, 2026 and June 28, 2025

The Container Store Group, Inc.

Consolidated Balance Sheets

(In thousands)	June 27, 2026	March 28, 2026
Assets	(unaudited)
Current assets:
Cash	$29,255	$29,118
Accounts receivable, net	18,594	21,514
Inventory	144,610	133,060
Prepaid expenses	12,521	13,294
Income taxes receivable	752	1,378
Other current assets	2,639	2,901
Total current assets	208,371	201,265
Noncurrent assets:
Property and equipment, net	81,025	83,660
Noncurrent operating lease right-of-use assets	255,325	269,112
Goodwill	2,451	2,495
Trade names	19,611	19,825
Deferred financing costs, net	762	880
Noncurrent deferred tax assets, net	—	18
Other assets	4,861	5,136
Total noncurrent assets	364,035	381,126
Total assets	$572,406	$582,391

See accompanying notes.

The Container Store Group, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)	June 27, 2026	March 28, 2026
Liabilities and shareholders’ equity (deficit)	(unaudited)
Current liabilities:
Accounts payable	$44,466	$46,483
Accrued liabilities	71,018	72,777
Current portion of long-term debt	282	284
Current operating lease liabilities	59,431	59,561
Income taxes payable	187	261
Total current liabilities	175,384	179,366
Noncurrent liabilities:
Long-term debt	82,551	80,871
Long-term debt, related party	221,748	187,735
Noncurrent operating lease liabilities	234,551	250,672
Noncurrent deferred tax liabilities, net	7,848	8,497
Other long-term liabilities	8,219	8,299
Total noncurrent liabilities	554,917	536,074
Total liabilities	730,301	715,440
Commitments and contingencies (Note 8)
Shareholders’ equity (deficit):
Common stock, $0.01 par value, 5,000 shares authorized; 1,000 shares issued at June 27, 2026 and March 28, 2026	—	—
Additional paid-in capital	11,311	11,311
Accumulated other comprehensive income	10,663	12,029
Retained deficit	(179,869)	(156,389)
Total shareholders’ deficit	(157,895)	(133,049)
Total liabilities and shareholders’ equity (deficit)	$572,406	$582,391

See accompanying notes.

The Container Store Group, Inc.

Consolidated Statements of Operations

	Thirteen Weeks Ended
(In thousands) (unaudited)	June 27, 2026	June 28, 2025
Net sales	$177,515	$165,165
Cost of sales (excluding depreciation and amortization)	81,131	74,915
Gross profit	96,384	90,250
Selling, general, and administrative expenses (excluding depreciation and amortization)	103,581	96,776
Pre-opening costs	98	122
Depreciation and amortization	5,819	9,761
Long-lived asset impairment charges	744	—
Gain on lease termination, net	(2,119)	—
Other expenses	4,083	5,493
Loss on disposal of assets	—	191
Loss from operations	(15,822)	(22,093)
Interest expense	7,672	4,800
Loss before taxes	(23,494)	(26,893)
Benefit for income taxes	(14)	(7,530)
Net loss	$(23,480)	$(19,363)

See accompanying notes.

The Container Store Group, Inc.

Consolidated Statements of Comprehensive Loss

	Thirteen Weeks Ended
(In thousands) (unaudited)	June 27, 2026	June 28, 2025
Net loss	$(23,480)	$(19,363)
Pension liability adjustment, net of tax	2	(11)
Foreign currency translation adjustment, net of tax	(1,368)	5,929
Comprehensive loss	$(24,846)	$(13,445)

See accompanying notes.

The Container Store Group, Inc.

Consolidated Statements of Shareholders’ Equity (Deficit)

	Common stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained deficit	Total shareholders’ equity (deficit)
(In thousands, except share amounts) (unaudited)	Shares	Amount
Balance at March 28, 2026	1,000	$—	$11,311	$12,029	$(156,389)	$(133,049)
Net loss	—	—	—	—	(23,480)	(23,480)
Foreign currency translation adjustment	—	—	—	(1,368)	—	(1,368)
Pension liability adjustment	—	—	—	2	—	2
Balance at June 27, 2026	1,000	$—	$11,311	$10,663	$(179,869)	$(157,895)

	Common stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained deficit	Total shareholders’ equity (deficit)
(In thousands, except share amounts) (unaudited)	Shares	Amount
Balance at March 29, 2025	1,000	$—	$11,311	$7,165	$(16,513)	$1,963
Net loss	—	—	—	—	(19,363)	(19,363)
Foreign currency translation adjustment	—	—	—	5,929	—	5,929
Pension liability adjustment	—	—	—	(11)	—	(11)
Balance at June 28, 2025	1,000	$—	$11,311	$13,083	$(35,876)	$(11,482)

See accompanying notes.

The Container Store Group, Inc.

Consolidated Statements of Cash Flows

	Thirteen Weeks Ended
(In thousands) (unaudited)	June 27, 2026	June 28, 2025
Operating activities
Net loss	$(23,480)	$(19,363)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,819	9,761
Loss (gain) on disposal of assets	(7)	191
Deferred tax benefit	(501)	(7,656)
Non-cash interest	6,503	1,559
Long-lived asset impairment charge	744	—
Gain on lease termination	(2,119)	—
Other	83	50
Changes in operating assets and liabilities:
Accounts receivable	2,503	3,801
Inventory	(11,701)	7,919
Prepaid expenses and other assets	1,215	572
Accounts payable and accrued liabilities	(5,490)	(9,000)
Net change in lease assets and liabilities	(682)	972
Income taxes	560	1,642
Other noncurrent liabilities	29	1,252
Net cash used in operating activities	(26,524)	(8,300)

Investing activities
Additions to property and equipment	(4,033)	(3,577)
Proceeds from non-qualified plan trust redemptions	—	1,310
Proceeds from sale of property and equipment	16	—
Net cash used in investing activities	(4,017)	(2,267)

Financing activities
Repayments on long-term debt	(75)	(62)
Borrowings on Exit ABL Credit Facility	16,000	—
Repayments on Exit ABL Credit Facility	(15,000)	(3,894)

(Continued on next page)

See accompanying notes.

The Container Store Group, Inc.

Consolidated Statements of Cash Flows

	Thirteen Weeks Ended
(In thousands) (unaudited)	June 27, 2026	June 28, 2025
Financing activities (continued)
Borrowings on First-Out Exit Term Loans	30,000	—
Net cash provided by (used in) financing activities	30,925	(3,956)

Effect of exchange rate changes on cash	(247)	647

Net increase (decrease) in cash	137	(13,876)
Cash at beginning of fiscal period	29,118	35,475
Cash at end of fiscal period	$29,255	$21,599

Supplemental information:
Cash paid for interest	$76	$645
Cash refund for taxes	$(40)	$(1,536)
Purchases of property and equipment (included in accounts payable)	$1,656	$—
Cash paid for amounts included in the measurement of operating lease liabilities	$22,644	$21,435
Additions to right-of-use assets in exchange for operating lease liabilities	$148	$7,919

See accompanying notes.

The Container Store Group, Inc.
Notes to Consolidated Financial Statements
(In thousands, except share amounts and unless
otherwise stated)
June 27, 2026

1. Nature of business and summary of significant accounting policies

Description of business

The Container Store, Inc. was founded in 1978 in Dallas, Texas, as a retailer with a mission to provide customers with storage and organizing solutions to accomplish their projects through an assortment of innovative products and unparalleled customer service. On December 22, 2024, the Company and certain of its domestic subsidiaries commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). On January 24, 2025, the Plan of Reorganization was confirmed by the Bankruptcy Court. On January 28, 2025, the Plan of Reorganization became effective and the Company emerged from the Chapter 11 Cases. The Company terminated its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will continue as The Container Store Group, Inc., a private company.

Upon the Company's emergence from the Chapter 11 Cases, the Company adopted fresh start accounting, which resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes. The Company selected a convenience date of January 25, 2025 for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results. All periods presented in these interim financial statements reflect the Company’s Successor basis of accounting.

The Container Store, Inc. consists of our retail stores, website and call center (which includes business sales), as well as our in-home services business. As of June 27, 2026, The Container Store, Inc. operated 98 stores with an average size of approximately 23,366 square feet (17,448 selling square feet) in 34 states and the District of Columbia. The Container Store, Inc. also offers all of its products directly to its customers through its website, responsive mobile site and app, and call center. The Container Store, Inc.’s wholly owned Swedish subsidiary, Elfa International AB (“Elfa”), designs and manufactures component-based shelving and drawer systems and made-to-measure sliding doors that are customizable for any area of the home. elfa® branded products are sold exclusively in the United States in The Container Store® retail stores, website, and call center and Elfa sells to various retailers and distributors primarily in the Nordic region and throughout Europe on a wholesale basis. C Studio Manufacturing, Inc. (“C Studio”), formerly known as “Closet Parent Company, Inc.”, or “Closet Works”, assumed its new name effective January 2023. We own and operate the C Studio manufacturing facility in Elmhurst, Illinois, which designs and manufactures the Company’s premium wood-based custom space product offering, and is included in the TCS segment.

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") applicable to interim financial information. Accordingly, they do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements and should be read in conjunction with the Company's audited consolidated financial statements and related notes as of and for the fiscal year ended March 28, 2026.

In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the Company's financial position as of June 27, 2026, and the results of its operations, comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the thirteen weeks ended June 27, 2026 and June 28, 2025.

Basis of consolidation

The consolidated financial statements include our accounts and those of the Company’s wholly owned subsidiaries. The Company eliminates all significant intercompany balances and transactions, including intercompany profits, in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. Based on the Company’s current financial projections, management believes the Company’s existing cash, projected operating cash flows and available borrowing capacity under its Exit Asset-Based Lending Agreement are adequate to meet its operating needs, liabilities and commitments over the next twelve months from the issuance of the accompanying consolidated financial statements. However, forecasts and projections are subject to risks and uncertainties about our operations, industry, financial condition, performance, operating results and liquidity. If future actual results differ from current financial projections, we could fail to generate adequate cash flows to meet operating needs in future periods.

Fiscal year

The Company follows a 4-4-5 fiscal calendar, whereby each fiscal quarter consists of thirteen weeks grouped into two four-week “months” and one five-week “month”, and its fiscal year ends on the Saturday closest to March 31st. Elfa’s fiscal year ends on the last day of the calendar month of March.

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires public entities to disclose disaggregated information about certain income statement line items in the notes to the financial statements. For public entities, ASU 2024-03 is required to be adopted for annual periods beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. This ASU will result in the Company including the additional required disclosures when adopted and does not otherwise have a material impact on the Company's consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which amends the accounting guidance for internal-use software to better align with current software development practices, including incremental and iterative development methods. The amendments remove the existing project stage framework and instead require capitalization of qualifying software development costs when management authorizes and commits to funding the project and it is probable the software will be completed and used as intended. The amendments in this ASU are effective for all entities for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. We are currently evaluating the impact that adoption of this guidance will have on the Company's consolidated financial statements and related disclosures.

2. Goodwill and trade names

The estimated goodwill and trade name fair values are computed using estimates as of the measurement date, which is defined as the first day of the fiscal fourth quarter or as of an interim assessment date. The Company makes estimates and assumptions about sales, gross margins, selling, general and administrative percentages and profit margins, based on budgets and forecasts, business plans, economic projections, anticipated future cash flows, and marketplace data. Assumptions are also made for varying perpetual growth rates for periods beyond the long-term business plan period and our estimated weighted average cost of capital. There are inherent uncertainties related to these factors and management’s judgment in applying these factors. Another estimate using different, but still reasonable, assumptions could produce different results. As there are numerous assumptions and estimations utilized to derive the estimated enterprise fair value of each reporting unit, it is possible that actual results may differ from estimated results requiring future impairment charges.

As of March 28, 2026 and June 27, 2026, our goodwill and trade names consist of the following:

	Goodwill	Trade names
Balance at March 28, 2026
Gross balance	2,495	22,834
Fiscal 2025 impairment charges	—	(3,009)
Accumulated impairment charges	—	—
Total, net	$2,495	$19,825
Foreign currency translation adjustments in the thirteen weeks ended June 27, 2026	(44)	(214)
Balance at June 27, 2026
Gross balance	2,451	22,620
Accumulated impairment charges	—	(3,009)
Total, net	$2,451	$19,611

3. Detail of certain balance sheet accounts

	June 27, 2026	March 28, 2026
Accounts receivable, net:
Trade receivables, net	$8,995	$11,468
Credit card receivables	8,609	8,961
Other receivables	990	1,085
	$18,594	$21,514
Inventory:
Finished goods	$139,438	$127,451
Raw materials	4,693	5,024
Work in progress	479	585
	$144,610	$133,060
Property and equipment, net:
Land and buildings	$25,280	$27,677
Furniture and fixtures	6,561	6,795
Machinery and equipment	22,301	27,498
Computer software and equipment	23,867	22,018
Leasehold improvements	13,945	14,798
Construction in progress	12,935	11,231
Other	1,789	1,787
	106,678	111,804
Less accumulated depreciation and amortization	(25,653)	(28,144)
	$81,025	$83,660

Accrued liabilities:
Accrued payroll, benefits and bonuses	$14,828	$15,158
Unearned revenue	16,768	20,708
Accrued transaction and property tax	12,114	11,754
Gift cards and store credits outstanding	12,185	12,333
Accrued sales returns	2,858	2,330
Accrued interest	3,893	2,235
Other accrued liabilities	8,372	8,259
	$71,018	$72,777

Contract balances as a result of transactions with customers primarily consist of trade receivables included in Accounts receivable, net, unearned revenue included in Accrued liabilities, and gift cards and store credits outstanding included in Accrued liabilities in the Company's consolidated balance sheets. Unearned revenue was $20,708 as of March 28, 2026, and $18,134 was subsequently recognized into revenue in the thirteen weeks ended June 27, 2026. Gift cards and store credits outstanding was $12,333 as of March 28, 2026, and $1,569 was subsequently recognized into revenue in the thirteen weeks ended June 27, 2026.

4. Long-term debt and revolving lines of credit

Third-party long-term debt and revolving lines of credit consist of the following:

	June 27, 2026	March 28, 2026
First-Out Exit Term Loans	220	—
Second-Out Exit Term Loans	$4,242	$3,842
Obligations under finance leases	600	654
Exit ABL Credit Facility	77,882	76,761
Total debt	82,944	81,257
Less current portion	(282)	(284)
Less deferred financing costs (1)	(111)	(102)
Total long-term debt	$82,551	$80,871

(1)	Represents deferred financing costs related to each term loan above, which are included in long-term debt in the consolidated balance sheet.

Related party long-term debt consists of the following:

	June 27, 2026	March 28, 2026
First-Out Exit Term Loans	$46,833	$45,916
Amendment No. 1 Super Senior Term Loans	22,279	21,684
Amendment No. 2 Super Senior Term Loans	26,826	26,090
Amendment No. 3 2026 Priming Super Senior Term Loans	26,510	25,895
Amendment No. 4 2026 Priming Super Senior Term Loans	31,543	—
Rolled-Up First-Out Term Loans	21,486	20,943
Second-Out Exit Term Loans	51,942	52,342
Total debt, related party	227,419	192,870
Less deferred financing costs (2)	(5,671)	(5,135)
Total long-term debt, related party	$221,748	$187,735

(2)	Represents deferred financing costs related to each term loan above, which are included in long-term debt, related party in the consolidated balance sheet.

Scheduled total revolving lines of credit and debt maturities for the fiscal years subsequent to June 27, 2026, are as follows:

Within 1 year	$282
2 years	78,083
3 years	154,326
4 years	77,671
5 years	—
Thereafter	—
$310,362

Exit Term Loan Agreement

On January 28, 2025, the Company, entered into an exit term loan credit agreement with the lenders under the DIP Term Loan Facility, providing for approximately $115,139 aggregate principal amount of exit term loans comprised of an amount of first-out exit term loans under the Exit Term Loan Credit Agreement equal to approximately $42,940 were deemed issued in exchange, and a dollar-for-dollar basis, for the full amount of First-out DIP Term Loans (the "First-Out Exit Term Loans") and an amount of second-out exit term loans under the Exit Term Loan Credit Agreement equal to approximately $72,199 were deemed issued in exchange, on a dollar-for-dollar basis, for the full amount of Second-Out DIP Term Loans (the "Second-Out Exit Term Loans", and both of which are collectively referred to as the "Exit Term Loans"). The Exit Term Loans involve lenders who are also shareholders of the Company pursuant to the Plan of Reorganization. Due to the related party involvement, the Company has disclosed the relationship and terms herein.

The First-Out Exit Term Loans bear interest at a percentage per annum equal to SOFR plus 6.50% payable monthly in arrears with up to 5.50% payable in-kind, maturing April 30, 2029. The Second-Out Exit Term Loans bear interest at 5.00% per annum, payable every 6 months, with up to 4.00% payable in-kind, maturing July 30, 2029. The loans and other obligations under the Exit Term Loan Agreement are secured by substantially all assets of the Company and certain domestic subsidiaries (the "Company Parties"), with a first-priority security interest on equipment, real property, intellectual property, investment property and other fixed assets (and proceeds thereof) (the "Term Priority Assets") and a second-priority security interest on ABL Priority Assets (as defined below). The Exit Term Loan Agreement contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur additional debt; incur additional liens and contingent liabilities; sell or dispose of assets; merge with or acquire other companies; liquidate or dissolve ourselves, engage in businesses that are not in a related line of business; make loans, advances or guarantees engage in transactions with affiliates; and make investments. In addition, the financing agreements contain certain cross-default provisions. We are required to maintain minimum liquidity (as defined in the agreement) of at least $10,000 as of the last day of any calendar month.

Amendment No. 1 Super Senior Term Loans and Rolled-Up First-Out Term Loans

On September 15, 2025, the Company entered into Amendment No. 1 to the Exit Term Loan Credit Agreement (the "First Amendment"). The First Amendment resulted in $20,000 aggregate principal amount of super senior term loan commitments from the First-Out Lenders or their designees (the "Amendment No. 1 Super Senior Term Loans"), as well as a $20,000 conversion, via a cashless roll, from the Second-Out Term Loans into new term loans having equal priority with the First-Out Term Loans (the "Rolled-Up First-Out Term Loans"). The Amendment No. 1 Super Senior Term Loans and Rolled-up First-Out Term Loans bear interest at a percentage equal to SOFR plus 6.50% or Base Rate plus 5.50%, maturing on April 30, 2029. Interest is either paid in cash or payable in-kind. Beginning November 1, 2025, all interest incurred is considered payable in-kind and capitalized to the outstanding principal balance, as approved by the lenders.

Amendment No. 2 Super Senior Term Loans

On January 9, 2026, the Company entered into Amendment No. 2 to the Exit Term Loan Credit Agreement (the “Second Amendment”). The Second Amendment resulted in $25,000 aggregate principal amount of super senior term loan commitments from certain existing First-Out lenders or their designees (the "Amendment No. 2 Super Senior Term Loans"). The Amendment No. 2 Super Senior Term Loans bear interest as a percentage equal to SOFR plus 6.50% or Base Rate plus 5.50%, maturing on April 30, 2029, with all interest incurred considered payable in-kind and capitalized to the outstanding principal balance.

Amendment No. 3 2026 Priming Super Senior Term Loans

On March 9, 2026, the Company entered into Amendment No. 3 to the Exit Term Loan Credit Agreement (the “Third Amendment”). The Third Amendment resulted in $25,000 aggregate principal amount of priming super senior term loan commitments from the First-Out Lenders or their designees (the "Amendment No. 3 2026 Priming Super Senior Term Loans"). The Amendment No. 3 2026 Priming Super Senior Term Loans bear interest as a percentage equal to SOFR plus 6.50% or Base Rate plus 5.50%, maturing on April 30, 2029, with all interest incurred considered payable in-kind and capitalized to the outstanding principal balance.

Amendment No. 4 2026 Priming Super Senior Term Loans

On April 2, 2026, the Company entered into Amendment No. 4 to the Exit Term Loan Credit Agreement (the “Fourth Amendment”). The Fourth Amendment resulted in $30,000 aggregate principal amount of priming super senior term loan commitments from the First-Out Lenders or their designees (the "Amendment No. 4 2026 Priming Super Senior Term Loans"). The Amendment No. 4 2026 Priming Super Senior Term Loans bear interest as a percentage equal to SOFR plus 6.50% or Base Rate plus 5.50% maturing on April 30, 2029, with all interest incurred considered payable in-kind and capitalized to the outstanding principal balance.

As of June 27, 2026, the Company was in compliance with all covenants under the Exit Term Loan Credit Agreement (as amended) and no Event of Default (as defined) has occurred.

Exit Asset-Based Lending (ABL) Credit Facility

On January 28, 2025, the Company parties entered into an exit asset-based revolving credit agreement with the lender under the DIP ABL Credit Facility, providing for a $140,000 aggregate revolving credit commitment, subject to a borrowing based as set forth in the Exit ABL Credit Agreement (the "Exit ABL Credit Facility"). On January 28, 2025, an amount of exit revolving loans under the Exit ABL Credit Facility equal to approximately $84,895 were deemed issued in exchange, on a dollar-for-dollar basis, for the full amount of DIP ABL Credit Facility. As of June 27, 2026, there were $77,882 borrowings outstanding under the Exit ABL Credit Facility and $13,817 was available to borrow.

The Exit ABL Credit Facility bears interest at a percentage per annum equal to SOFR plus 4.25% and matures on January 28, 2028. The Exit ABL Credit Facility is secured by substantially all assets of the Company Parties (subject to customary exceptions), with a first-priority lien on inventory, accounts receivable (including credit card receivables) and other working capital assets (and proceeds thereof) (the “ABL Priority Assets”) and a second-priority lien on Term Priority Assets. The Exit ABL Credit Facility contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur additional debt; incur additional liens and contingent liabilities; sell or dispose of assets; merge with or acquire other companies; liquidate or dissolve ourselves, engage in businesses that are not in a related line of business; make loans, advances or guarantees engage in transactions with affiliates; and make investments. In addition, the financing agreements contain certain cross-default provisions. We are required to maintain minimum availability of at least 10% of the greater of the borrowing base and the aggregate commitments (as defined in the agreement). As of June 27, 2026, we were in compliance with all covenants under the Exit ABL Credit Facility and no Event of Default (as defined) has occurred.

2019 Elfa Senior Secured Credit Facilities

On March 18, 2019, Elfa refinanced its master credit agreement with Nordea Bank AB entered into on April 1, 2014 and the senior secured credit facilities thereunder, and entered into a new master credit agreement with Nordea Bank Abp, filial i Sverige (“Nordea Bank”), which consists of (i) an SEK 110,000 (approximately $11,339 as of June 27, 2026) revolving credit facility (the “2019 Original Revolving Facility”), (ii) upon Elfa’s request, an additional SEK 115,000 (approximately $11,854 as of June 27, 2026) revolving credit facility (the “2019 Additional Revolving Facility” and together with the 2019 Original Revolving Facility, the “2019 Elfa Revolving Facilities”), and (iii) an uncommitted term loan facility in the amount of SEK 25,000 (approximately $2,577 as of June 27, 2026), which is subject to receipt of Nordea Bank’s commitment and satisfaction of specified conditions (the “Incremental Term Facility”, together with the 2019 Elfa Revolving Facilities, the “2019 Elfa Senior Secured Credit Facilities”). The term for the 2019 Elfa Senior Secured Credit Facilities began on April 1, 2019 and, pursuant to an amendment entered into in fiscal 2025, matures on September 30, 2028. Loans borrowed under the 2019 Elfa Revolving Facilities bear interest at Nordea Bank’s base rate +1.40%. Any loan borrowed under the Incremental Term Facility would bear interest at Stibor +1.70%.

The 2019 Elfa Senior Secured Credit Facilities are secured by the majority of assets of Elfa. The 2019 Elfa Senior Secured Credit Facilities contains a number of covenants that, among other things, restrict Elfa’s ability, subject to specified exceptions, to incur additional liens, sell or dispose of assets, merge with other companies, engage in businesses that are not in a related line of business and make guarantees. In addition, Elfa is required to maintain (i) a Group Equity Ratio (as defined in the 2019 Elfa Senior Secured Credit Facilities) of not less than 32.5% and (ii) a consolidated ratio of net debt to EBITDA (as defined in the 2019 Elfa Senior Secured Credit Facilities) of less than 3.20. As of June 27, 2026, Elfa was in compliance with all covenants under the 2019 Elfa Senior Secured Credit Facilities and no Event of Default (as defined in the 2019 Elfa Senior Secured Credit Facilities) had occurred.

There was $7,731 available under the 2019 Elfa Senior Secured Credit Facilities as of June 27, 2026, based on the factors described above. There were no borrowings outstanding under the 2019 Elfa Senior Secured Credit Facilities as of June 27, 2026.

5. Income taxes
The benefit for income taxes in the thirteen weeks ended June 27, 2026 was $14 as compared to a benefit of $7,530 in the thirteen weeks ended June 28, 2025. The effective tax rate for the thirteen weeks ended June 27, 2026 was 0.1%, as compared to 28.0% in the thirteen weeks ended June 28, 2025. The decrease in the effective tax rate for the thirteen weeks ended June 27, 2026 compared to the same period in the thirteen weeks ended June 28, 2025, is primarily due to valuation allowance that was recorded.

During the thirteen weeks ended June 27, 2026, the effective tax rate was lower than the U.S. statutory rate of 21%, primarily due to year-to-date losses for which tax benefits are limited. In the thirteen weeks ended June 28, 2025, the effective tax rate rose above the U.S. statutory rate of 21% primarily due to year-to-date losses for which tax benefits were not limited.

6. Shareholders’ equity (deficit)

The Company emerged from bankruptcy upon the effectiveness of the Plan of Reorganization on January 28, 2025 (the "Effective Date"), at which time all shares of the Predecessor Company's issued and outstanding common stock immediately prior to the Effective Date were canceled, released, and extinguished. The Company contributed 1,000 shares of newly issued common stock of the Company, par value $0.01 per share (such shares of common stock, the "New Parent Shares"), as a contribution to the capital of The Container Store, Inc., a Texas corporation ("TCS"), and in exchange for no additional shares of capital stock of TCS. TCS then contributed all of the New Parent Shares to an entity newly formed by TCS, The Container Store Holdings, LLC (“Reorganized Parent”), as a contribution to the capital of the Reorganized Parent.

Common stock

As of June 27, 2026, the Company had 5,000 shares of common stock authorized, with a par value of $0.01, of which 1,000 were issued.

Preferred stock

As of June 27, 2026, the Company had no shares of preferred stock authorized, issued, or outstanding.

7. Accumulated other comprehensive income

Accumulated other comprehensive income (“AOCI”) consists of changes in our foreign currency hedge contracts, pension liability adjustment, and foreign currency translation. The components of AOCI, net of tax, were as follows:

	Pension liability adjustment	Foreign currency translation	Total
Balance at March 28, 2026	$35	$11,994	$12,029

Other comprehensive (loss) income before reclassifications, net of tax	$2	$(1,368)	$(1,366)
Amounts reclassified to earnings, net of tax	—	—	—
Net current period other comprehensive (loss) income	2	(1,368)	(1,366)
Balance at June 27, 2026	$37	$10,626	$10,663

Amounts reclassified from AOCI to earnings for the pension liability adjustment category are generally included in cost of sales and selling, general and administrative expenses in the Company’s consolidated statements of operations.

8. Commitments and contingencies

In connection with insurance policies and other contracts, the Company has outstanding standby letters of credit totaling $13,037 as of June 27, 2026.

The Company is subject to ordinary litigation and routine reviews by regulatory bodies that are incidental to its business. The Company has recorded accruals with respect to these matters, where appropriate, which are reflected in the Company's unaudited condensed consolidated financial statements. For some matters, a liability is not probable or the amount cannot be reasonably estimated and therefore an accrual has not been made.

Rashon Hayes v. The Container Store, Inc.

The Company was named as a defendant in a putative class action and representative action was filed on February 10, 2020 in Santa Clara Superior Court by Rashon Hayes (“Plaintiff”), a former, hourly-paid employee of TCS who was employed from April 2019 to June 2019. The First Amended Complaint was filed on August 3, 2020 and alleges eleven causes of action: (1) unpaid overtime, (2) unpaid meal period premiums, (3) unpaid rest period premiums, (4) unpaid minimum wages, (5) final wages not timely paid, (6) wages not timely paid during employment, (7) non-compliant wage statements, (8) failure to keep requisite payroll records, (9) unreimbursed business expenses, (10) violation of California Business and Professions Code section 17200, and (11) violation of the California Private Attorneys General Act. The lawsuit seeks restitution of unpaid wages for plaintiff and other class members, pre-judgement interest, appointment of class administrator, and attorney's fees and costs. Parties engaged in mediation on February 21, 2024 and reached a preliminary, confidential settlement.

Based on information currently available, the Company does not believe that its pending legal matters, either on an individual basis or in the aggregate, will have a material adverse effect on the Company’s consolidated financial statements as a whole. However, litigation and other legal matters involve an element of uncertainty. Adverse decisions and settlements, including any required changes to the Company's business, or other developments in such matters could affect our operating results in future periods or result in a liability or other amounts material to the Company's annual consolidated financial statements.

The Company is subject to ordinary litigation and routine reviews by regulatory bodies that are incidental to its business, none of which is expected to have a material adverse effect on the Company’s consolidated financial statements on an individual basis or in the aggregate.

9. Fair value measurements

Under U.S. GAAP, the Company is required to a) measure certain assets and liabilities at fair value or b) disclose the fair values of certain assets and liabilities recorded at cost. Accounting standards define fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. Fair value is calculated assuming the transaction occurs in the principal or most advantageous market for the asset or liability and includes consideration of non-performance risk and credit risk of both parties. Accounting standards pertaining to fair value establish a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value. These tiers include:

•	Level 1—Valuation inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

•
Level 2—Valuation inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•
Level 3—Valuation inputs are unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are determined using model-based techniques that include option pricing models, discounted cash flow models and similar techniques.

As of June 27, 2026 and March 28, 2026, the Company held certain items that are required to be measured at fair value on a recurring basis. These items included the non-qualified retirement plan, which consists of investments purchased by employee contributions to retirement savings accounts. The fair value amount of the non-qualified retirement plan is measured using the net asset value per share practical expedient, and therefore, is not classified in the fair value hierarchy. The Company also considers counterparty credit risk and its own credit risk in its determination of all estimated fair values. The Company has consistently applied these valuation techniques in all periods presented and believes it has obtained the most accurate information available for the types of contracts it holds.

The fair value of long-term debt was estimated using quoted prices as well as recent transactions for similar types of borrowing arrangements (level 2 valuations). As of June 27, 2026 and March 28, 2026, the estimated fair value of the Company’s long-term debt, including current maturities, was as follows:

	June 27, 2026	March 28, 2026
First-Out Exit Term Loans	$38,113	$37,192
Amendment No. 1 Super Senior Term Loans	18,046	17,564
Amendment No. 2 Super Senior Term Loans	21,729	21,133
Amendment No. 3 2026 Priming Super Senior Term Loans	21,473	20,975
Amendment No. 4 2026 Priming Super Senior Term Loans	25,550	—
Rolled-Up First-Out Term Loans	17,403	16,964
Second-Out Exit Term Loans	23,036	23,036
Obligations under finance leases	600	654
Exit ABL Credit Facility	77,882	76,761
Total fair value of debt	$243,832	$214,279

10. Subsequent Events

The Company evaluated subsequent events through August 4, 2026, the date the consolidated financial statements were available to be issued, and the following events occurred that require disclosure.

Completion of the Merger with Bed Bath & Beyond, Inc.

On July 8, 2026 (the "Closing Date"), Bed Bath & Beyond, Inc. ("BBBY") completed the previously announced acquisition of the Company, pursuant to the Agreement and Plan of Merger (the "TCS Merger Agreement"), dated as of April 2, 2026 (the "Merger Agreement"), by and among BBBY, TCS Merger Sub, LLC, a wholly owned subsidiary of BBBY (the "Merger Sub"), and the Company. The Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of BBBY.

Pursuant to the term and conditions of the Merger Agreement, BBBY issued an aggregate number of 13,714,287 shares of Common Stock and $112,553 aggregate principal amount of Convertible Notes. Immediately after the closing, BBBY repurchased 286,663 shares of Common Stock and will hold those shares in treasury and cancelled $1,299 aggregate principal amount of Convertible Notes in connection with the repayment of certain of the Company's loans.

On the Closing Date, the Company entered into an indenture (the “Indenture”), among the Company, the guarantors from time to time party thereto and Computershare Trust Company, National Association, as trustee, with respect to $112,553 aggregate principal amount of BBBY’s 5.00% Convertible Senior Notes due 2033 to be issued pursuant to the Merger Agreement. The Convertible Notes are senior, unsecured obligations of BBBY and accrue interest payable semiannually in arrears at the rate of 5.00% per year on April 1 and October 1 of each year, beginning April 1, 2027. The Convertible Notes mature on July 8, 2033, unless earlier converted or repurchased. The Convertible Notes are guaranteed by certain subsidiaries of the Company.

Under the Indenture, BBBY agrees to use its reasonable best efforts to obtain the approval of its stockholders that is required under the applicable NYSE rules and regulations in connection with the issuance of Common Stock. The Indenture provides that if BBBY has not obtained such stockholder approval on or before the three-month anniversary of the Closing Date, the interest payable on the Convertible Notes will increase to 10.00% per year until such stockholder approval is obtained and if BBBY has not obtained such stockholder approval on or before the six-month anniversary of the Closing Date, the interest payable on the Convertible Notes will increase to 12.00% per year until such stockholder approval is obtained.

The conversion rate is initially 109.8901 shares of Common Stock per $1 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $9.10 per share of Common Stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, BBBY will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event.